UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 13, 2011, our Compensation Committee increased 2011 base salaries for all of our named executive officers, or NEOS, as follows:  Mr. Godshall (from $425,000 to $500,000); Mr. McIntyre (from $358,000 to $400,000); Mr. LaRose (from $280,000 to $315,000); Dr. Hathaway (from $258,000 to $285,000); and Mr. Schuermann ($255,000 to $275,000).  The Committee’s decision was based in part upon consultation with its independent compensation consultant, Pearl Meyer.  The Committee increased salaries to be more in line with benchmarking data for similarly situated companies, to reflect the considerable achievements of these executives in 2010 and to acknowledge the significant efforts required in the future as the Company moves towards US commercialization of its HVAD product.  The Committee also approved 2010 bonuses for the NEOs as follows (numbers rounded to nearest thousand):  Mr. Godshall ($215,000); Mr. McIntyre ($172,000); Mr. LaRose ($97,000); Dr. Hathaway ($83,000); and Mr. Schuermann ($100,000).  While corporate and personal performance goals were largely met, the bonuses represent the Committee’s decision to pro rate achievement of two corporate and several personal goals which were not fully met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: January 14, 2011	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer